EXHIBIT 21.1

Significant Subsidiaries of the Registrant

The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of December 31, 2009 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

State or
Jurisdiction
Name	of Entity

The Goldman Sachs Group, Inc.	Delaware
Goldman, Sachs & Co.	New York
Goldman Sachs (UK) L.L.C.	Delaware
Goldman Sachs Group Holdings (U.K.)	United Kingdom
GS Euro Investments	Cayman Islands
GS Euro Management	Cayman Islands
Scadbury UK Limited	United Kingdom
Scadbury Funding Limited	Cayman Islands
Scadbury II Assets Limited	Cayman Islands
Killingholme Generation Limited	United Kingdom
GS Killingholme Cayman Investments Ltd.	Cayman Islands
GS Killingholme Cayman Investments II Ltd	Cayman Islands
GS Killingholme Cayman Investments III	Cayman Islands
KPL Finance Limited	Cayman Islands
Goldman Sachs Holdings (U.K.)	United Kingdom
Goldman Sachs International	United Kingdom
Goldman Sachs Asset Management International	United Kingdom
Forres LLC	Delaware
Forres Investments Limited	Cayman Islands
Shire UK Limited	United Kingdom
GS Funding Management Limited	Cayman Islands
GS Funding Investments Limited	Cayman Islands
GS Financial Services L.P. (Del)	Delaware
Goldman Sachs Global Holdings L.L.C.	Delaware
GS Asian Venture (Delaware) L.L.C.	Delaware
Tiger Strategic Investments Ltd	Mauritius
MLT Investments Ltd.	Mauritius
Goldman Sachs Strategic Investments (Asia) L.L.C.	Delaware
Goldman Sachs (Japan) Ltd.	British Virgin Islands
Goldman Sachs Japan Co., Ltd.	Japan
J. Aron Holdings, L.P.	Delaware
J. Aron & Company	New York
Goldman Sachs Asset Management, L.P.	Delaware
Goldman Sachs Hedge Fund Strategies LLC	Delaware
Goldman Sachs (Cayman) Holding Company	Cayman Islands
Goldman Sachs (Asia) Corporate Holdings L.P.	Delaware
Goldman Sachs Holdings (Hong Kong) Limited	Hong Kong
Goldman Sachs (Hong Kong) Company Limited	Hong Kong
KPL Funding Limited	Cayman Islands

State or
Jurisdiction
Name	of Entity

Goldman Sachs (Asia) L.L.C.	Delaware
Goldman Sachs Foreign Exchange (Singapore) Pte.	Singapore
J Aron & Company (Singapore) Pte.	Singapore
Goldman Sachs (Asia) Finance	Mauritius
Goldman Sachs Financial Markets, L.P.	Delaware
MTGLQ Investors, L.P.	Delaware
Goldman Sachs Lending Partners LLC	Delaware
Liquidity Assets Limited	Cayman Islands
GS Mehetia LLC	Delaware
Mehetia Holdings Inc.	Delaware
Mehetia Inc.	Delaware
Goldman Sachs Bank USA	New York
Goldman Sachs Mortgage Company	New York
GSCP (DEL) INC.	Delaware
Goldman Sachs Credit Partners L.P.	Bermuda
Litton Mortgage Servicing, LLC	Utah
Litton Loan Servicing LP	Delaware
GSTM LLC	Delaware
SLK LLC	New York
Goldman Sachs Execution & Clearing, L.P.	New York
GS Financial Services II, LLC	Delaware
GS Funding Europe	United Kingdom
GS Funding Europe I Ltd.	Cayman Islands
Amagansett Funding Limited	Cayman Islands
GS Funding Europe II Ltd.	Cayman Islands
GS Investment Strategies, LLC	Delaware
GSEM (DEL) INC.	Delaware
GSEM (DEL) Holdings, L.P.	Delaware
GSEM BERMUDA HOLDINGS, L.P.	Bermuda
GSEM (DEL) LLC	Delaware
GS Equity Markets, L.P.	Bermuda
Goldman, Sachs & Co. Wertpapier GmbH	Germany
HULL TRADING ASIA LIMITED	Hong Kong
Goldman Sachs LLC	Mauritius
GSIP HOLDCO A LLC	Delaware
Special Situations Investing Group, Inc.	Delaware
Rothesay Life, L.L.C.	Delaware
Rothesay Life (Cayman) Limited	Cayman Islands
Rothesay Life Limited	United Kingdom